FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported) November 15, 2001

             (Exact name of registrant as specified in its charter)

                           Flexsteel Industries, Inc.

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

    (State or other jurisdiction                    (Commission                            (IRS Employer
          of incorporation                          File Number)                        Identification No.)

              Minnesota                                0-5151                               42-0442319


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         Registrant's telephone number, including area code 563-556-7730


         Item 5.    Other Events

         On November 15, 2001, the Company announced the consolidation of its Indiana vehicle seating manufacturing. The Company will close its Elkhart plant and move the production to its New Paris, Indiana plant. See Exhibit A attached hereto and incorporated herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Flexsteel Industries, Inc.
                                                --------------------------
                                                       (Registrant)



Date:    November 20, 2001                       By:  /s/  R.J. Klosterman
                                                --------------------------
                                                      R.J. Klosterman
                                                Financial Vice President &
                                                Principal Financial Officer

                                    EXHIBIT A

                       To Form 8-K dated November 15, 2001

             FLEXSTEEL TO CONSOLIDATE PRODUCTION OF VEHICLE SEATING

         Dubuque, Iowa -- November 15, 2001, Flexsteel Industries, Inc. (NASDAQ:FLXS) announced the planned consolidation of its Indiana vehicle seating manufacturing into its New Paris facility by closing its Elkhart facility. The Elkhart facility is expected to close December 20, 2001.

         K. Bruce Lauritsen, Flexsteel's President and Chief Executive Officer, said that the consolidation is necessary due to the slowdown in the economy and continued poor business conditions in the vehicle seating industries, especially for van conversions and travel trailers, which are the primary products of the Elkhart plant. The Elkhart products will be shifted to New Paris, so customers will notice no difference in scheduled shipments. "We expect that during the next six months production workers will be offered employment in our New Paris plant as products are transferred from Elkhart and demand for vehicle seating products increases in the spring of 2002." Additionally, some administrative personnel will be offered employment in New Paris.

         The larger New Paris plant should offer greater production efficiencies with all units produced in the same plant, Lauritsen said. He noted the New Paris plant with its metal parts production capabilities is more suitable for efficient production.

         A total of 84 employees are affected by this consolidation, including 32 employees who had been previously laid off.

         The Company estimates the closing of the Elkhart plant will result in net restructuring costs and potential asset impairments of approximately $640,000 or $0.10 per share of outstanding common stock.

Forward-Looking Information

         Any forward-looking statements contained in this report represent management's current expectations based on present information and current assumptions. Actual results could differ materially from those, which are anticipated or projected due to a number of factors. These factors include, but are not limited to, effectiveness of new product introductions, the product mix of our sales, the cost of raw materials, the amount of sales generated and the profit margins thereon or the volatility in the major markets, competition and general economic conditions, and other risks and factors identified from time to time in the Company's reports filed with the Security and Exchange Commission.